UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 21, 2016

(Date of earliest event reported)

NioCorp Developments Ltd.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 21, 2016, NioCorp Developments Ltd. (the “Company”) provided an update on its cash and capital position as of December 16, 2016.

As of December 16, 2016, the Company’s current planned operational needs are approximately $4.2 million through June 2017. This estimate reflects the cash proceeds the Company received from the exercise of warrants that expired on November 10, 2016. Burn rate now averages to approximately $675k per month, with approximately $355k per month until June 30, 2017 for planned exploration expenditures related to the completion of the Project feasibility study, Project permitting efforts, third party consultants, and other activities related to advancing the Project, and approximately $325k per month for administrative purposes in support of these efforts and for general working capital needs. We currently have sufficient cash on hand to meet these planned expenditures for approximately the next two to three months (January 2016 – February 2017). The Company’s ability to continue operations and fund its current work plan is dependent on management’s ability to secure additional financing during or prior to February 2017. The Company anticipates that it will need to raise a minimum of $4 to $6 million to continue planned operations for the next twelve months. Management is actively pursuing such additional sources of debt and/or equity financing, and expects that it will close on a portion of that funding during or prior to February 2017, however, while the Company has been successful in raising funds in the past, there can be no assurance it will be able to do so in the future.

The Company’s cash and capital position should be read in conjunction with the Company’s latest unaudited interim consolidated financial statements as at and for the three months ended September 30, 2016, including the footnotes thereto, and the related management’s discussion and analysis, each contained in the Company’s quarterly report on Form 10-Q as filed with the Commission on November 14, 2016.

Certain statements contained in this report may constitute forward-looking statements, including but not limited to, statements regarding the Company’s anticipated burn rate and future expenditures and the timing and need for additional capital. Such forward-looking statements are based upon NioCorp’s reasonable expectations and business plan at the date hereof, which are subject to change depending on economic, political and competitive circumstances and contingencies. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause a change in such assumptions and the actual outcomes and estimates to be materially different from those estimated or anticipated future results, achievements or position expressed or implied by those forward-looking statements. Risks, uncertainties and other factors that could cause NioCorp’s plans or prospects to change include changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; risks involved in the exploration, development and mining business and the risks set forth under the heading “Risk Factors” in the Company’s S-1 registration statement and other filings with the SEC at www.sec.gov. NioCorp disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: December 21, 2016	By:	/s/ Neal Shah
Neal Shah Chief Financial Officer